Exhibit 99.1

Hercules Technology Growth Capital Announces Quarter-to-Date Portfolio Update for Q4 2013

  8 Announced or Completed Liquidity Events Quarter-to-Date Q4 2013
  4 Portfolio Companies Currently in IPO Registration
  Quarter-to-date Q4 2013 Closed Commitments of ~$121.0 million
  Quarter-to-date Q4 2013 Unscheduled Early Repayments of ~$71.0 million
  Year-to-date 2013 Closed Commitments of ~$700.5 million

PALO ALTO, Calif.--(BUSINESS WIRE)--December 19, 2013--Hercules Technology Growth Capital, Inc. (NYSE: HTGC), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy and renewables technology industries, at all stages of development, today announced its quarter-to-date Q4 2013 portfolio update.

Citing the buoyant market for public equities, the Company said five Hercules portfolio companies have successfully completed IPOs in 2013 and four additional portfolio companies have filed Registration Statements for a potential IPO. The Company also noted that M&A activity within its portfolio has been even more robust with the acquisition of 19 Hercules portfolio companies during this past year.

“2013 has been an exciting year for Hercules, punctuated by a record number of liquidity events within our investment portfolio,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “We are proud to be the venture debt lender of choice for so many promising and innovative venture capital-backed, entrepreneurial companies.”

Portfolio gains and record growth in Net Investment Income led to an increased dividend in every quarter of 2013. Hercules’ shares have generated total returns of approximately 60%+ YTD, when including dividend payments and stock appreciation through mid-December 2013. The Company’s market cap now exceeds $1.0 billion, and is expected to finish 2013 with a strong liquidity position of more than $300 million to pursue new investment as it enters into 2014.

“These liquidity events, which enhanced our already strong liquidity position, coupled with the BBB+ (investment grade) rating Kroll assigned to Hercules’ bonds have culminated in strong total shareholder returns for our investors.

“In early December, Hercules celebrated its 10th anniversary. We have now completed approximately $4.0 billion in commitments to over 260 innovative, venture- backed companies since inception, demonstrating our leadership position as one of the largest and well-capitalized BDCs focused on the venture capital marketplace,” Henriquez continued. “To deploy this liquidity, the Company has been actively building its team of investment professionals, adding five senior executives in just the past few months, opening a new office in New York City, and expanding our California and Virginia offices. The significant depth of experience, out-of-the-box entrepreneurial thinking and hard work of our team will continue to help drive Hercules to new heights within the BDC sector in 2014 and beyond.”

New Originations for Quarter-to-Date Q4 2013:

As of December 19, 2013, Hercules has originated approximately $121.3 million of debt and equity commitments to new and existing portfolio companies.

Hercules has made new commitments to the following six companies, assisting in their future growth and development.

  $20.0 million commitment to Celsion Corporation, an oncology company developing improved cancer treatments based on its proprietary heat-activated liposomal drug delivery technology.
  $15.0 million commitment to Baxano Surgical Inc., a medical device company providing a suite of minimally invasive products used to treat degenerative conditions of the spine affecting the lumbar region.
  $15.0 million commitment to ViewRay Inc., a medical device company that is developing a simultaneous MRI-guided adaptive radiation therapy technology for the treatment of cancer.
  $12.5 million commitment to NetBio Inc., a commercial DNA analysis company providing a full set of technologies, products, and services used in the emerging field of Rapid DNA Analysis (RDNA).
  $10.0 million commitment to InspireMD Inc., an innovative medical device company focusing on developing and commercializing its proprietary embolic protection stent platform technology.
  $4.0 million commitment to Dance BioPharm Inc., a biotechnology company focused on the development of inhaled insulin products to treat diabetes.

In addition, Hercules provided approximately $44.8 million of debt and equity commitments and renewals to existing portfolio companies.

It is important to note that certain commitments may expire without being drawn upon, and commitments do not necessarily represent future cash requirements or future earning assets for Hercules. Our commitments may include conditions, such as reaching certain milestones, before the Hercules debt commitment would become available. Hercules is instituting more funding or performance based milestone requirements to mitigate risk which will affect our actual funding levels.

Principal Repayments:

As of December 19, 2013, Hercules received approximately $108.0 million in principal repayments, of which approximately $71.0 million were unscheduled early repayments.

Portfolio Company Liquidity Events for Quarter-to-Date Q4 2013:

Quarter-to-date, eight (8) Hercules portfolio companies have announced or completed liquidity events, such as an IPO or M&A event.

M&A

1. As previously reported, Western Digital Corp (NASDAQ: WDC) completed its acquisition of Hercules portfolio company Virident Systems, Inc. This liquidity event represents a net gain of approximately $7.5 million, an internal rate of return of 76.5% (excluding proceeds in escrow) and a gross multiple of 2.5x on Hercules’ total investment in Virident Systems, Inc.

2. As previously reported, EnerSys (NYSE: ENS) completed its acquisition of Hercules portfolio company Purcell Systems, Inc. This liquidity event represents a net gain of approximately $617,000, an internal rate of return of 15.6% (excluding proceeds in escrow), and a gross multiple of 6.0x on Hercules’ total investment in Purcell Systems, Inc.

3. As previously reported, Biomet, Inc. completed its acquisition of Hercules portfolio company Lanx, Inc. This liquidity event represents a net gain of approximately $1.9 million, an internal rate of return of 32.1% (excluding proceeds in escrow), and a gross multiple of 2.3x on Hercules’ total investment in Lanx, Inc.

4. In October 2013, SAP completed its acquisition of Hercules portfolio company KXEN, Inc. This liquidity event represents a net gain of approximately $70 thousand, an expected internal rate of return of 13.0% (excluding proceeds in escrow), and an expected gross multiple of 2.5x on Hercules’ total investment in Kxen, Inc.

5. In December 2013, Cumulus Media completed its acquisition of Hercules portfolio company WestwoodOne, Inc., previously known as Dial Global, for cash and the retirement of approximately $215.0 million in WestwoodOne debt.

6. In December 2013, Hercules portfolio company OCZ Technology Group, Inc. entered Chapter 11 bankruptcy proceedings and entered into an Asset Purchase Agreement with Toshiba, Inc. As of December 19, 2013, Hercules has already received approximately $9.0 million in proceeds as loan repayment from our original loan of $10.0 million, excluding fees and interest, and the Company’s remaining exposure to this company is approximately $1.0 million, excluding fees and interest.

7. In December, Endo Health Solutions Inc. (NASDAQ: ENDP) announced that it has entered into a definitive agreement to acquire Hercules’ portfolio company NuPathe Inc. (NASDAQ: PATH) for $105.0 million in cash. In addition to the upfront cash payment, NuPathe shareholders will receive rights to receive additional cash payments of up to $3.15 per share if specified net sales of NuPathe's migraine treatment ZECUITY are achieved over time. The transaction is subject to customary closing conditions.

There can be no assurances that these companies will complete their respective mergers and acquisitions in a timely manner or at all.

Completed IPOs

Quarter-to-date, one (1) of Hercules' portfolio companies completed an IPO:

1. In October 2013, ADMA Biologics, Inc. (OTCBB: ADMA) completed its initial public offering of 3,352,941 shares of its common stock at $8.50 per share.

Current Companies in IPO Registration:

As of December 19, 2013, Hercules had warrant positions in four (4) portfolio companies that had filed Registration Statements in contemplation of a potential IPO:

  Four companies filed confidentially under the Jobs Act.

There can be no assurances that these companies will complete their IPOs in a timely manner or at all.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy and renewables technology industries, at all stages of development. Since inception (December 2003), Hercules has committed more than $4.0 billion to over 260 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol "HTGC."

In addition, Hercules has two outstanding bond issuances of 7.00 percent Senior Notes due 2019—the April 2019 Notes and September 2019 Notes—which trade on the NYSE under the symbols “HTGZ” and “HTGY,” respectively.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

Statements in this press release may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, without limitation, those risks, uncertainties and factors referred to in the “Risk Factors” section of the Hercules Annual Report on Form 10-K for the year ended December 31, 2012, as well as the other documents and reports filed by Hercules with the Securities Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Hercules is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060
info@htgc.com
or
Market Street Partners
Ed Keaney, 415-445-3236
ekeaney@marketstreetpartners.com